                                                                  Exhibit (d)(8)
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NOTICE OF GRANT OF STOCK OPTIONS                         ACCRUE SOFTWARE, INC.
AND OPTION AGREEMENT                                     ID:  94-3238684
                                                         48634 Milmont Drive
                                                         Fremont, CA  94538

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[OPTIONEE]                                                OPTION NUMBER:
[OPTIONEE ADDRESS]                                        PLAN:            2000
                                                          ID:

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Effective [GRANT DATE], you have been granted a(n) Non-Qualified Stock Option to buy _________ shares of Accrue Software, Inc. (the Company) stock at
$___________ per share.

The total option price of the shares granted is $______________.

Shares in each period will become fully vested on the date shown.

        Shares               Vest Type             Full Vest          Expiration
        ------               ---------             ---------          ----------
        ________             On Vest Date          __________         _________

        ________             Monthly               __________         _________


By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document. Accrue Software, Inc.

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Accrue Software, Inc.                              Date


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OPTIONEE                                           Date